Exhibit 10.3
RESTRICTED STOCK AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of                     , 200___, between QUINTANA MARITIME LIMITED, a Marshall Islands company (the “Company”), and                                                              (the “Employee”). The parties agree as follows:
     1. Award. Pursuant to the QUINTANA MARITIME LIMITED 2005 STOCK INCENTIVE PLAN (the “Plan”), as of the date of this Agreement,                      shares (the “Restricted Shares”) of the Company’s common stock shall be issued as hereinafter provided in the Employee’s name subject to certain restrictions thereon. The Restricted Shares shall be issued upon acceptance hereof by Employee and upon satisfaction of the conditions of this Agreement. The Employee acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof.
     2. Restricted Shares. The Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:
     (a) Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions, and in the event of termination of the Employee’s employment with the Company for any reason other than as provided in Section 2(b), the Employee shall, for no consideration, forfeit to the Company all Restricted Shares then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.
     (b) Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule provided that the Employee has been continuously employed by the Company from the date of this Agreement through the lapse date:

Percentage of Total Number
Number of Full Years	of Restricted Shares Granted
From the Date of This	as to Which
Agreement	Forfeiture Restrictions Lapse
___	___%
___	___%
___	___%

Percentage of Total Number
Number of Full Years	of Restricted Shares Granted
From the Date of This	as to Which
Agreement	Forfeiture Restrictions Lapse
___	___%
___	___%
___	___%
     Notwithstanding the foregoing, if the Employee’s employment with the Company is terminated by reason of his death or disability (within the meaning of section 22(e)(3) of the Code), the Forfeiture Restrictions shall lapse as to all of the Restricted Shares then subject to the Forfeiture Restrictions. The Employee is entitled to receive cash dividends paid on the Restricted Shares in the same amounts paid with respect to the Company’s common stock until the Forfeiture Restrictions lapse (at which time the Restricted Shares will no longer be subject to this Agreement and will be treated the same as other shares of the Company’s common stock) or the Restricted Shares are forfeited (after which time the Employee will no longer be entitled to dividends with respect to any of the forfeited Restricted Shares).
     (c) Book Entry. A book entry evidencing the Restricted Shares shall be made in your name in the books of the Company maintained by its transfer agent, pursuant to which you shall have all of the rights of a shareholder of the Company (except with respect to distributions as provided above) with respect to the Restricted Shares, including, without limitation, voting rights. The book entry shall reflect the restrictions on transfer set forth in Section 2(a) above. Upon vesting, the Company shall cause the book entry to be amended to remove any restrictions (except for any restrictions required pursuant to applicable securities laws or any other agreement to which you are a party) with respect to the Restricted Shares that have vested.
     (d) Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board of Directors of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 2(a) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement and the certificates representing such stock, securities or other property shall be legended to show such restrictions.
     3. Withholding of Tax and Tax Elections. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in compensation income or wages to the Employee for federal, state, or local income tax purposes, the Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations. The Employee may elect with respect to this Agreement to surrender or authorize the Company to withhold shares of stock of the Company (valued at their Fair Market Value on the date of surrender or withholding of such shares) to satisfy any tax required to be withheld by reason of compensation income resulting under this Agreement. An election pursuant to the preceding sentence shall be referred to herein as a “Stock Withholding Election.” All Stock Withholding Elections shall be made by written notice to the Company at its principal executive office addressed to the attention of the Secretary. The Employee may revoke such election by delivering to the Secretary written notice of such revocation prior to the date such election is implemented through actual surrender or withholding of shares of stock of the Company. If the Employee fails to pay the required amount to the Company or fails to make a Stock Withholding Election, the Company is authorized to withhold from any cash remuneration or stock remuneration, including withholding any Restricted Shares distributable to the Employee under this Agreement, then or thereafter payable to the Employee any tax required to be withheld by reason of compensation income resulting under this Agreement or the disposition of Restricted Shares acquired under this Agreement.
     If the Employee makes the election authorized by section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Employee shall submit to the Company a copy of the statement filed by the Employee to make such election.
     4. Status of Stock. The Employee agrees that the Restricted Shares issued under this Agreement will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. The Employee also agrees that (i) the certificates representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.
     5. Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee remains an employee of either the Company or an Affiliate (as defined in the Plan). Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon the Employee the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Employee’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Employee or the Company for any reason whatsoever, with or without cause. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
     6. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Employee, such notices or communications shall be effectively delivered if hand delivered to the Employee at his principal place of employment or if sent by registered or certified mail to the Employee at the last address the

Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
     7. Amendment. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by the Employee or by any employee, officer, or representative of the Company or by any written agreement unless signed by the Employee and by an officer of the Company who is expressly authorized by the Company to execute such document.
     8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee.
     9. Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Marshall Islands, without regards to conflicts of laws principles.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the date first above written.

QUINTANA MARITIME LIMITED

By:

Name:

Title:

EMPLOYEE

[Name of Employee]